Exhibit 10.14

Supplemental Notice

RE:	Lease dated October 14, 2011, by and between Innovation Center, LLC, as Landlord, and SCIO Diamond Technology Corporation as Tenant.

Dear Sirs:

Pursuant to Section 1.3 of the captioned Lease, please be advised as follows:

The interim rent commencement date for the office space only (4,919 rentable square feet) is the 14th day of December, 2011. Rent on that area only, based on the Base Rent Rate schedule in Section 1.1.10, will be due until the Rent Commencement Date defined below. The Lease Term will be determined based on the Rent Commencement Date defined below.

The Rent Commencement Date for the full Premises will be the 1st day of April, 2012, and the expiration date of the Lease Term is the 31st day of March, 2019, subject however to the terms and provisions of the Lease.

Terms denoted herein by initial capitalization shall have the meanings ascribed in the Lease.

Landlord: Innovation Center, LLC

By:   /s/ Robert E. Hughes, President

Title: President

Acknowledged this            day of January, 2012.

Tenant: SCIO Diamond Technology Corporation

By:   /s/ Joseph D. Lancia

Title: President